UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2015

___________

VILLAGE BANK AND TRUST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-50765 (Commission File Number)	16-1694602 (IRS Employer Identification No.)

13319 Midlothian Turnpike Midlothian, Virginia (Address of principal executive offices)	23113 (Zip Code)

Registrant’s telephone number, including area code: (804) 897-3900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2015 Annual Meeting of Shareholders on May 26, 2015 at the Village Bank at Watkins Centre, 15521 Midlothian Turnpike, Midlothian, Virginia (the “Annual Meeting”).  A quorum of shares was present or represented by proxy at the Annual Meeting. At the Annual Meeting, the shareholders of the Company elected three directors to serve for three-year terms, approved in an advisory vote the Company’s executive compensation, approved the Village Bank and Trust Financial Corp. 2015 Stock Incentive Plan, and ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2015. The voting results for each proposal were as follows:

Proposal 1

To elect three directors for a term of three years each:

			Broker
	For	Withheld	Non-Vote
Michael A, Katzen	963,333	6,748	316,364
Michael L. Toalson	964,080	6,001	316,364
O. Woodland Hogg, Jr.	961,222	8,859	316,364

Proposal 2

To approve, in an advisory (non-binding) vote, the executive compensation disclosed in the Proxy Statement:

			Broker
For	Against	Abstain	Non-Vote
926,276	14,451	29,354	316,364

Proposal 3

To approve the Village Bank and Trust Financial Corp. 2015 Stock Incentive Plan:

			Broker
For	Against	Abstain	Non-Vote
944,255	21,659	4,167	316,364

Proposal 4

To ratify the appointment of BDO USA, LLP, as the Company’s independent registered public accounting firm for 2015:

For	Against	Abstain
1,284,072	1,383	990

Item 8.01 Other Events.

On May 26, 2015, members of management of the Company made a presentation at the Annual Meeting. A copy of the presentation is attached to this report as Exhibit 99.1 and is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for any purpose.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

99.1	Presentation of the Company delivered at the 2015 Annual Meeting of Shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Registrant)

Date: May 27, 2015	By: /s/ C. Harril Whitehurst, Jr.
C. Harril Whitehurst, Jr.
Executive Vice President and CFO